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                                                                     Exhibit 3.5

   CERTIFICATE OF PROCEEDINGS TO AMEND ARTICLES OF INCORPORATION OF GR-MONTANA

            I, FRANK MURRAY, Secretary of State of the State of Montana, do hereby certify that

                           GOLD RESERVE MINING COMPANY

in accordance with the provisions of 15-201 - 15-206, of the Revised Codes of Montana, 1947, on the sixteenth day of November, A. D. 1959, caused its Certificate of Proceedings to amend Articles V & VI of its Articles of Incorporation to be filed in the office of the County Clerk of Gallatin County, State of Montana, in which County the original Articles of Incorporation were filed.

            NOW, THEREFORE, I, FRANK MURRAY, Secretary of State of the State of Montana, do hereby certify that a copy of the Certificate of Proceedings to amend Articles V & VI of its Articles of Incorporation certified by the County Clerk of the aforesaid County, and containing the required statement of facts prescribed by said Code, has been this day filed in this office.

                                       IN WITNESS WHEREOF, I have here-unto set
                        my hand and affixed the Great Seal of the State of Montana, at Helena, the Capital, this 18th day of November, A. D. 1959.

                                       FRANK MURRAY
                                       Secretary of State

                                       By:
                                              Chief Deputy


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                              CERTIFIED PROCEEDINGS
                                       OF
                       SPECIAL MEETING OF THE STOCKHOLDERS
                                       OF
                           GOLD RESERVE MINING COMPANY
                     TO AMEND ITS ARTICLES OF INCORPORATION


                                 * * * * * * * *



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                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                                       OF
                           GOLD RESERVE MINING COMPANY

            A special meeting of the stockholders of Gold Reserve Mining Company, a corporation of the State of Montana, will be held in the Professional Building, at 27 North Tracy, Bozeman, Montana, on the 14th day of November, 1959, at 10:30 A.M., for the following purposes:

            1. To consider and vote upon a proposed resolution to amend Article VI of the Articles of Incorporation and to cause said Article VI to read as follows:

            "                       ARTICLE VI.

                        The amount of the total authorized capital stock of this
            Corporation shall be Three Million Dollars ($3,000,000.00), divided into thirty million (30,000,000) shares of the par value of ten cents (10(cent)) per share. The capital stock of this Corporation, after the amount of the subscription price or par value has been paid in, shall not be subject to assessment to pay the debts of the Corporation, and the stock of this Corporation shall have no pre-emptive rights in or right to subscribe for any additional stock which may at any time be issued by the Corporation."

            2. To consider and vote upon a proposed resolution to amend Article V, as amended, or the Articles of Incorporation, and to cause said Article V, as amended, to read as follows:

            "                       ARTICLE V.

                        The number of directors who shall manage the business
            affairs of said Corporation shall be seven (7), three (3) of whom shall be elected for a term of three (3) years, two (2) of whom shall be elected for a term of two (2) years, and two (2) of whom shall be elected for a term of one (1) year.

                        This Corporation, through its Board of Directors, shall
            have power to appoint such officers and agents as the affairs of the Corporation shall require, and to allow them and the directors suitable compensation, and make By-Laws not inconsistent with the constitution or laws of the United States, or the State of Montana, for the management, regulations and government of its affairs and property and transfer of its stock, the transaction of its business and the calling and holding of meetings of its stockholders."

            3. To consider and vote on the following resolution:

                        "RESOLVED: That the Board of Directors be, and its is
            hereby authorized, in its discretion, to issue the capital stock of this Corporation to the full amount or number of shares authorized by the Articles of Incorporation, to-wit: thirty million (30,000,000) shares, in such amounts and for such consideration as from time to time shall be determined by the Board of Directors, and as may be permitted by law, and that all capital stock transfers heretofore made by the Corporation are hereby approved."

            4. To consider and vote upon the following resolution to amend
Article VIII of the By-Laws of said Corporation to read as follows:

                                  ARTICLE VIII.
                                   AMENDMENTS

                        1. The By-Laws may be amended, repealed, or altered, in
            whole or in part, by a vote representing two-thirds (2/3) of the subscribed stock of the company, at any regular or special meeting, where such action has been announced in the call and notice of such meeting;

            or

                        2. The By-Laws of the Corporation shall be subject to
            alteration, amendment, or repeal by a majority vote of the whole Board of Directors, at any regular or special meeting of the Board, provided that notice of such proposed alteration, amendment or repeal shall have been given, in writing, at the next preceding regular or special

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            meeting of the Board, or without any such notice, by unanimous vote, at any meeting of the Board of Directors, when all of the directors are present."

            5. For the conduct of such other business as may properly come before said meeting.

            Dated this 27th day of October, A.D., 1959.

                              GOLD RESERVE MINING COMPANY,
                              a Montana Corporation,


                              /s/ Don B. Bennett
                              ------------------------------------------------
                                      Don B. Bennett, Secretary



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                       SPECIAL MEETING OF THE STOCKHOLDERS
                                       OF
                          GOLD RESERVE MINING COMPANY.

                            ----------------------

            A special meeting of the stockholders of the Gold Reserve Mining Company was held in the Professional Building at 27 North Tracy, Bozeman, Montana, on the 14th day of November, 1959, at 10:30 A.M. Proper notices, as attached to the minutes, were sent to all stockholders of record as of the 27th of October, 1959, together with signed proxies for those who could not attend the meeting.

            The meeting was called to order by the President, Mr. Delbrook Lichtenberg, who acted as chairman. The Chairman requested Don B. Bennett, the Secretary, for roll call to determine whether or not a quorum was present. After roll call, it was ascertained that 6,718,400 shares were represented in person and 1,173,925 shares were represented by proxy. The Secretary reported that this made the quorum necessary for the meeting.

            The Chairman reported that one of the purposes of the meeting was to vote on a proposal to amend Article VI of the Articles of Incorporation to read as follows:

            "                     ARTICLE VI.

                        The amount of total authorized capital stock of this
            Corporation shall be Three Million Dollars ($3,000,000.00) divided into thirty million (30,000,000) shares of the par value of ten cents (10(cent)) per share. The capital stock of this Corporation, after the amount of the subscription price or par value has been paid in, shall not be subject to assessment to pay the debts of the Corporation, and the stock of this Corporation shall have no pre-emptive rights in or right to subscribe for any additional stock which may at any time be issued by the Corporation."


            After discussion, H. B. Landoe proposed the following resolution and moved the adoption thereof, as follows:

            "           BE IT RESOLED, that Article VI of the Articles of
            Incorporation be amended to read as follows: 'The amount of the total authorized capital stock of this Corporation shall be Three Million Dollars ($3,000,000.00), divided into thirty million (30,000,000) shares of the par value of ten cents (10(cent)) per share. The capital stock of this Corporation, after the amount of the subscription price or par value has been paid in, shall not be subject to assessment to pay the debts of the Corporation, and the stock of this Corporation shall have no pre-emptive rights in or right to subscribe for any additional stock which may at any time be issued by the Corporation.'"

            The motion to adopt the foregoing resolutions was seconded by Val Glynn, and upon being put to a vote, was unanimously carried.
            The Chairman then announced that, pursuant to the call of the meeting, it is proposed to amend Article V of the Articles of Incorporation by causing said Article V to read as follows:

            "                     ARTICLE V.

                        The number of directors who shall manage the business
            affairs of said Corporation shall be seven (7), three (3) of whom shall be elected for a term of three (3) years, two (2) of whom shall be elected for a term of two (2) years, and two (2) of whom shall be elected for a term of one year.

                        This Corporation, through its Board of Directors, shall
            have power to appoint such officers and agents as the affairs of the Corporation shall require, and to allow them and the directors suitable compensation, and make By-Laws not inconsistent with the constitution or laws of the United States, or the State of Montana, for the management, regulation and government of its affairs and property and transfer of its stock, the transaction of its business, and the calling and holding of meetings of its stockholders."

            After discussion, H. B. Landoe proposed the following resolution and moved the adoption thereof, as follows:

                        "BE IT RESOLVED, that Article V of the Articles of
            Incorporation be amended to read as follows: 'The number of directors who shall manage the business affairs of said Corporation shall be seven (7), three (3) of whom


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            shall be elected for a term of three (3)years, two (2) of whom shall be elected for a term of two (2) years and two (2) of whom shall be elected for a term of one (1) year.

                        This Corporation, through its Board of Directors, shall
            have power to appoint such officers and agents as the affairs of the Corporation shall require, and to allow them and the directors suitable compensation, and make By-Laws not inconsistent with the constitution or laws of the United States, or the State of Montana, for the management, regulation and government of its affairs and property and transfer of its stock, the transaction of its business, and the calling and holding of meetings of its stockholders.'"

            The motion to adopt the foregoing resolution was duly seconded by Walter Mecklenberg, and upon being put to a vote, was unanimously carried.

            The Chairman then announced that, pursuant to the call of the meeting, it is proposed that Article VIII of the Articles of Incorporation be amended to read as follows:

            "                     ARTICLE VIII.
                                   AMENDMENTS.

                        1. The By-Laws may be amended, repealed, or altered, in
            whole or in part, by a vote representing two-thirds (2/3) of the subscribed stock of the company, at any regular or special meeting, where such action has been announced in the call and notice of such meeting;

            or

                        2. The By-Laws of the Corporation shall be subject to
            alteration, amendment or repeal, by a majority vote of the whole Board of Directors, at any regular or special meeting of the Board, provided that notice of such proposed alteration, amendment or repeal shall have been given, in writing, at the next preceding regular or special meeting of the Board, or without any such notice, by a unanimous vote, at any meeting of the Board of Directors, when all of the directors are present."

and after discussion, a resolution to adopt said amendment was proposed by H. B. Landoe, and moved the adoption thereof, as follows:

                        "BE IT RESOLVED, that Article VIII of the Articles of
            Incorporation be amended to read as follows: 'AMENDMENTS. 1. The By-Laws may be amended, repealed, or altered, in whole or in part by a vote representing two-thirds (2/3) of the subscribed stock of the company, at any regular or special meeting, where such action has been announced in the call and notice of such meeting; or, 2. The By-Laws of the Corporation shall be subject to alteration, amendment, or repeal by a majority vote of the whole Board of Directors, at any regular or special meeting of the Board, provided that n otice of such proposed alteration, amendment or repeal shall have been given, in writing, at the next preceding regular or special meeting of the Board, or without any such notice, by unanimous vote, at any meeting of the Board of Directors, when all of the directors are present.'"

            The motion to adopt the foregoing resolution was duly seconded by Oliver Ebert, and upon being put to a vote, said motion was unanimously carried.

                                . . . . . . . . .

            There being no further business to come before the meeting, it was duly adjourned.


                                         DELBROOK LICHTENBERG
                                         -------------------------------------
                                                  Chairman

Attest:     DON B. BENNETT
            ---------------------
            Secretary


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STATE OF MONTANA           )
                           :  ss.
County of Gallatin         )

            We, the undersigned, Chairman and Secretary of the Gold Reserve Mining Company, a Montana corporation organized and existing under and by virtue of the laws of the State of Montana, do hereby certify that the foregoing is a true, correct and full record of the proceedings had and the business done at a special meeting of the Stockholders of said Corporation held on the 14th day of November, 1959, at 10:30 o'clock A.M., at the Professional Building, 27 North Tracy, Bozeman, Montana; that the Notice of said Special Meeting of the stockholders of said Corporation, as set out and contained in the foregoing proceedings, was duly and regularly sent to all of the stockholders, pursuant to the By-Laws of said Corporation and in compliance with the laws of the State of Montana, and the minutes of said meeting include the resolutions set out in the foregoing excerpt of said minutes, which resolutions are true, full and correct copies of the original resolutions that came before said meeting of the stockholders.

            WITNESS OUR HANDS and the Seal of said Corporation this 16th day of November, A.D., 1959.

                                         DELBROOK LICHTENBERG
                                         -------------------------------------
                                                  Chairman.

            DON B. BENNETT
-----------------------------------
            Secretary.
                                         of the GOLD RESERVE MINING COMPANY,
                                         a Montana Corporation.




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STATE OF MONTANA       )
                       :  ss.
County of Gallatin     )

            On this 16th day of November, 1959, before me, JOSEPH B. GARY, a Notary Public for the State of Montana, personally appeared DELBROOK LICHTENBERG and DON B. BENNETT, known to me to be the Chairman and Secretary, respectively, of the GOLD RESERVE MINING COMPANY, a Montana Corporation, with its principal office at Bozeman, Montana, and acknowledged that they had read the foregoing Notice of time and place of the meeting, the minutes of said meeting, and the certification thereof, and that they had executed the foregoing Certificate as such officers, and that they know the contents thereof, and that the facts stated therein are true and that the copy of the resolutions is a true, correct and full copy thereof.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my Notarial Seal, the day and year first above written.

                                   JOSEPH B. GARY
                                   -------------------------------------------
                                         Notary Public for the State of Montana.
(NOTARIAL SEAL)                          Residing at Bozeman, Montana.
                                         My Commission Expires June 1st, 1960





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